Exhibit 5(e)


                               CONSECO FUND GROUP
                          INVESTMENT ADVISORY AGREEMENT


                                   SCHEDULE A



            Series                                       Annual Fee
            ------                                       ----------

     Conseco 20 Fund                                        0.70%

     Conseco High Yield Fund                                0.70%

     Conseco International Fund                             1.00%

     Conseco Convertible Securities Fund                    0.85%